CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference of our report dated February 25, 2020 on the December 31, 2019 financial statements, included in this Registration Statement (Form N-1A) of Prospector Funds, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 23 under the Securities Act of 1933 (Registration No. 333-143669).
/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 29, 2020